Certification Pursuant to Rule 30a-2(b) under the Investment Company Act of 1940 and

Section 906 of the Sarbanes-Oxley Act

I, Edward J. Roach, President & Treasurer of Chestnut Street Exchange Fund (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant for the period ended June 30, 2012 (the “Report”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	August 13, 2012	/s/ Edward J. Roach
Edward J. Roach, President & Treasurer
(Principal Executive Officer & Principal Financial Officer)

This certification is being furnished to the Securities and Exchange Commission pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR with the Securities and Exchange Commission.